UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2020

VistaGen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	000-54014	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
343 Allerton Ave. South San Francisco, California 94090
(Address of principal executive offices)
(650) 577-3600
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VTGN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.02     Results of Operations and Financial Condition.

On February 13, 2020, VistaGen Therapeutics, Inc. (the “Company”) issued a press release to announce the Company’s financial results for its fiscal year 2020 third quarter ended December 31, 2019. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01     Other Events.

On February 11, 2020, the Company announced positive preclinical data of AV-101, the Company’s oral NMDAR (N-methyl-D-aspartate receptor) antagonist prodrug, administered in combination with probenecid. The new preclinical data suggest that there is a substantially increased brain concentration of AV-101 and its active metabolite, 7-chlorokynurenic acid (7-Cl-KYNA), when AV-101 is given together with probenecid. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01     Exhibits.

 (d) Exhibits

Exhibit Number	Description
99.1	Press Release issued by VistaGen Therapeutics, Inc., dated February 13, 2020.
99.2	Press Release issued by VistaGen Therapeutics, Inc., dated February 11, 2020.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VistaGen Therapeutics, Inc.

Date: February 13, 2020	By:	/s/ Shawn K. Singh
Shawn K. Singh Chief Executive Officer